Exhibit 99.3

NOMINATING AND CORPORATE GOVERNANCE  COMMITTEE CHARTER
of the Nominating and Corporate Governance Committee
of Biostem U.S. Corporation

This Nominating and Corporate Governance Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Biostem U.S. Corporation (the “Company”) on May 11, 2010.

I. Purpose

1. The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a) the identification of qualified candidates to become Board members;

(b) the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

(c) the selection of candidates to fill any vacancies on the Board and Board committees;

(d) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”); and

(e) oversight of the evaluation of the Board.

2. In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws.  The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion.  While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board.  To the fullest extent permitted by law and consistent with this Charter, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II. Membership

1. The Committee shall be composed of two or more directors, as determined by the Board, each of whom (a) satisfies any applicable independence requirements, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

2. The members of the Committee, including the Chair of the Committee, shall be appointed by the Board.  Committee members may be removed from the Committee, with or without cause, by the Board.  Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein.

III. Meetings and Procedures

1. The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to the Committee.

2. The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable.

3. Any member of the Committee may call a special meeting of the Committee.  Meetings of the Committee may be held telephonically.  Action may be taken by the Committee upon the affirmative vote of a majority of the members, and action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval in writing.

4. Except as provided below, all non-management members of the Board that are not members of the Committee may attend meetings of the Committee, but may not vote.  The Committee may, in its discretion, invite other directors of the Company, members of the Company’s management or any other person whose presence the Committee believes to be desirable and appropriate to attend and observe meetings of the Committee.   Such persons shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote.  The Committee may exclude from its meetings any person it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

5. The Committee may retain any independent counsel, experts or advisors that the Committee believes to be desirable and appropriate.  The Committee also may use the services of the Company’s regular legal counsel or other advisors to the Company.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.  The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

6. The Committee shall maintain minutes or other records of meetings and activities of the Committee.   The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.  The reports shall include any recommendations the Committee deems appropriate and any other matters that are relevant to the fulfillment of the Committee’s responsibilities.

IV. Duties and Responsibilities

1. (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b) At an appropriate time after a vacancy arises on the Board or any committee or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(c) For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i) personal and professional integrity, ethics and values;

(ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company;

(iii) experience in the Company’s industry;

(iv) experience as a board member of another publicly held company;

(v) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; and

(vi) practical and mature business judgment.

(d) Until such time as the Company’s capital stock is listed on a national exchange, the foregoing notwithstanding, if the Company is subject to a binding obligation that requires a director nomination structure inconsistent with the foregoing, then the nomination or appointment of such directors shall be governed by such requirements.

2. The Committee shall, periodically, and at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

3. The Committee shall clearly articulate to each director expectations for performance, including the directors’ duties to attend board meetings and review in advance meeting materials and compliance with the Company’s Corporate Governance Guidelines.

4. In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s articles of incorporation, bylaws and Corporate Governance Guidelines.

5. The Committee shall guide the Board in the Board’s annual review of its performance (including its composition and organization) and will make appropriate recommendations to improve performance.

6. The Committee may investigate any matter brought to its attention.

7. The Committee shall develop and recommend to the Board the Corporate Governance
Guidelines.  The Corporate Governance Guidelines shall address (i) director qualification standards, (ii) director responsibilities, (iii) director access to management and, as necessary and appropriate, independent advisors, (iv) director compensation, (v) director orientation and continuing education, and (vi) annual performance evaluations of the Board.

8. The Committee shall periodically review the Corporate Governance Guidelines and recommend changes as necessary.

9. The Committee may review the articles of incorporation, bylaws and any committee charters of the Company and may recommend to the Board they be amended.

10. The Committee shall periodically review the Company’s practices and policies with respect to directors, the size of the Board, the ratio of management directors to non-management directors, the meeting frequency of the Board and the structure of Board meetings and make recommendations to the Board with respect thereto.

11. The Committee shall recommend to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

12. The Committee shall recommend to the Board or the appropriate Board committee, processes for annual evaluations of the performance of the Board, the Chairman of the Board and the Chief Executive Officer.

13. The Committee shall provide for new director orientation and continuing education for existing directors as the Committee deems necessary.

14. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

15.  The Committee shall periodically report to the Board on its findings and actions.

16. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

V. Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s articles of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company’s securities then trade.

[End of Nominating and Corporate Governing Committee Charter]